UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

Tyson Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or other jurisdiction)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2011, Tyson Foods, Inc. (the "Company") entered into an amendment and restatement of that certain Credit Agreement (the "Credit Agreement") dated March 9, 2009 (as amended, the "Amended and Restated Credit Agreement"), with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and CoBank, ACB, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Capital, as syndication agents and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and CoBank, ACB as documentation agents.  As with the Credit Agreement, the Amended and Restated Credit Agreement provides for (a) a revolving credit line of $1 billion and (b) the obligations thereunder to be secured by a first lien position on certain of the Company's and substantially all of the Company's domestic subsidiaries' (such subsidiaries, the "Guarantors") cash, accounts receivable and related assets, inventory (together with the grant of a license to use the Company's or such subsidiaries' intellectual property relating to such inventory) and proceeds of any of the foregoing.  On a date not less than six months after February 23, 2011, if the Company has a corporate credit rating of at least Baa3 or BBB-, in each case with stable outlook or better, from Moody’s Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. ("S&P"), respectively, and (ii) at least Ba2 or BB, in each case with stable outlook or better, from the other rating agency, then the lenders, at the Company’s request, will release the liens securing the obligations.

The Amended and Restated Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on February 23, 2016, provided the Company (a) at any time during the six-month period ending November 29, 2013, has corporate credit ratings not lower than BBB- and Baa3 from S&P or Moody's, respectively, in each case with stable outlook or better, (b) on or prior to November 29, 2013, has refinanced, purchased, or defeased the Company's 10.50% notes due March, 2014 (the "2014 Notes"), or (c) has irrevocably deposited cash in an amount not less than the aggregate principal amount of the Company's then outstanding 2014 Notes on or prior to November 29, 2013, in a blocked cash collateral account.

Outstanding borrowings under the Amended and Restated Credit Agreement will accrue interest at an annual rate of interest equal to (i) the Eurocurrency rate plus the applicable spread or (b) the alternate base rate plus the applicable spread, each as described below. The applicable spread will be the percentage described in the following chart that corresponds to the Company's corporate credit rating (or Amended and Restated Credit Agreement rating, if available) from S&P or Moody's, as applicable.

Ratings Level	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Level 1 BBB/Baa2 or higher	0.250%	1.500%	0.500%
Level 2 BBB-/Baa3	0.325%	1.675%	0.675%
Level 3 BB+/Ba1	0.350%	1.900%	0.900%
Level 4 BB/Ba2	0.450%	2.300%	1.300%
Level 5 BB-/Ba3 or lower or unrated	0.550%	2.700%	1.700%

In the event the rating levels are split, the applicable spreads will be based upon the higher rating level, unless the rating levels differ by two or more categories, in which case the spreads will be based upon the category one level below the category corresponding to the higher rating level.

The Company will pay a commission on letters of credit issued under the Amended and Restated Credit Agreement at a rate equal to the applicable spread for loans based upon the Eurocurrency rate, as well as fronting fees for letters of credit set forth in a fronting fee agreement between any issuing lender and the Company.  The Company has agreed to pay certain other fees with respect to the Amended and Restated Credit Agreement, including facility fees based on the lenders' commitments at the rates depicted in the above table and customary annual administration fees.

If at any time the Company's outstanding borrowings under the Amended and Restated Credit Agreement (including outstanding letters of credit) exceed the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess, unless the aggregate revolving and swingline borrowings are less than such excess, in which case the Company is required to deposit cash equal to such excess in an account maintained by the administrative agent.

Subject to certain conditions and restrictions, the Amended and Restated Credit Agreement will allow the Company to voluntarily reduce the amount of the revolving commitments and to prepay the loans.

The Amended and Restated Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company's ability (as well as those of the Company's subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of the Company's capital stock; amend material documents; change the nature of the Company's business; make certain payments of debt; engage in certain transactions with affiliates; and enter into sale/leaseback or hedging transactions, in each case, subject to certain qualifications and exceptions.

In addition, the Company will be required to maintain minimum interest expense coverage and maximum leverage ratios.

The Company's indebtedness, obligations and liabilities under the Amended and Restated Credit Agreement will be unconditionally guaranteed jointly and severally on a senior secured basis by the Company, the Guarantors and subsequently acquired or organized direct or indirect domestic subsidiaries of the Company.

The Amended and Restated Credit Agreement contains customary events of default such as non-payment of obligations under the Amended and Restated Credit Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, invalidity of the credit documents (or the Company's assertion of any such invalidity), change of control and loss of lien perfection or priority.

The foregoing description of the Amended and Restated Credit Agreement is summary in nature and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number

10.1
Amended and Restated Credit Agreement, dated as of March 9, 2009, as amended and restated as of February 23, 2011, among the Company, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and CoBank, ACB, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Capital, as syndication agents and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and CoBank, ACB as documentation agents, and certain other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby

Name:	Dennis Leatherby
Title:	Executive Vice President and Chief Financial
Officer

            Date:           February 23, 2011